Exhibit 4.2

2004 SECURITYHOLDER AGREEMENT dated as of July 26, 2004, among ENERSYS, a Delaware corporation (the “Company”), and each of the other parties signatory hereto.

WHEREAS, the Company, the MSCP Securityholders and certain members of management of the Company entered into a Shareholder Agreement dated as of November 9, 2000 (the “2000 Shareholder Agreement”), with respect to certain matters related to the Company and its equityholders, and the 2000 Shareholder Agreement was amended and restated as of March 22, 2002 (the “2002 Securityholder Agreement”); and, the parties hereto desire to amend and restate the 2002 Securityholder Agreement with respect to certain matters related to the Company and certain of its equityholders;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto agree to amend and restate the 2002 Securityholder Agreement in its entirety as follows:

ARTICLE I
CERTAIN DEFINITIONS

SECTION 1.1.  Definitions.  For the purposes of this Agreement, the following terms have the following meanings:

“Affiliate”, with respect to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the 1934 Act; provided, however, that for purposes of this Agreement, all Securities owned by a MSCP Securityholder that are beneficially owned by Metalmark shall also be deemed to be beneficially owned by such MSCP Securityholder.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or obligated to be closed in New York City.

“Capital” means EnerSys Capital Inc., a Delaware corporation.

“Cashless Exercise” means an exercise of vested Options outstanding under the MEP through (a) the delivery of irrevocable instructions to a broker to make a Sale of a number of Shares issuable upon the partial exercise of such Options that results in proceeds thereon in an amount required to pay the aggregate exercise price for all the

Shares underlying such vested Options being so exercised (and any required withholding tax) and to deliver such proceeds to the Company in satisfaction of such aggregate exercise price or (b) any other surrender to the Company of Shares issuable upon the partial exercise of such Options or vested Options outstanding under the MEP to satisfy the applicable aggregate exercise price (and any withholding tax) required to be paid upon such exercise.

“CEO Employment Agreement” means the Employment Agreement dated as of November 9, 2000, between Yuasa Inc., a Pennsylvania corporation, and John D. Craig.

“Chief Executive Officer” means the Chief Executive Officer of the Company.

“Co-Investor” means a “Purchaser” as defined in the 2002 Co-Investor Stock Purchase Agreement.

“Commission” means the Securities and Exchange Commission, and any successor commission or agency having similar powers.

“Common Stock” means any of the Common Stock of the Company.

“Company” means EnerSys, a Delaware corporation, and any successor thereto, whether by merger or otherwise.

“Encumbrance” means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Share.

“EnerSys Delaware” means EnerSys Delaware, Inc., a Delaware corporation.

“First Anniversary” means the first anniversary of the 2004 Closing.

“Independent Counsel” means legal counsel of national reputation that has had no material client relationship with the Company or any MSCP Securityholder or MSGEM Securityholder or any employee of the Company within the three-year period prior to any date of determination.

“Initial Management Securityholder” means any of John D. Craig, Charles K. McManus, John A. Shea, Richard W. Zuidema or Michael T. Philion.

“Management Securityholder” means any of John D. Craig, Michael T. Philion, Richard W. Zuidema, Charles K. McManus, John A. Shea, Raymond Kubis and Cheryl Diuguid, and such other Persons as are designated as “Management Securityholders” by the compensation committee of the Board of Directors in consultation with the Chief Executive Officer from time to time, whether or not any such Securityholder is then employed by the Company (and excluding any such Person as is designated from time to time by such committee in consultation with the Chief Executive Officer).

“MEP” means the Management Equity Plan of the Company, as amended, from time to time.

“Metalmark” means Metalmark Capital LLC, a Delaware limited liability company.

“MSCP IV” means Morgan Stanley Dean Witter Capital Partners IV, L.P., a Delaware limited partnership.

“MSCP Securityholder” means MSCP IV, MSDW IV 892 Investors, L.P., a Delaware limited partnership, or Morgan Stanley Dean Witter Capital Investors IV, L.P., a Delaware limited partnership.

“MSGEM Securityholder” means Morgan Stanley Global Emerging Markets Private Investment Fund, L.P., a Delaware limited partnership, or Morgan Stanley Global Emerging Markets Private Investors, L.P., a Delaware limited partnership.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Option” means a Rollover Option, Service Option or Performance Option.

“Option Value” means, as of any date of determination and with respect to any Security that is an Option, an amount equal to (a) the 20-Day Average Price, as of such date of determination, minus (b) the applicable exercise price of such Option.

“outstanding”, with respect to any Securities, means, as of any date of determination, all Securities that have been issued on or prior to such date, other than Securities repurchased or otherwise reacquired by the Company, or any controlled Affiliate thereof, on or prior to such date.

“Owned Equity and Rollover Shares” means, with respect to a Management Securityholder, the number of Shares equal to (a) the total number of Shares owned by such Management Securityholder and issued to such Person pursuant to any reclassification, stock split or conversion of capital stock of the Company in connection with the 2004 IPO that were owned by such Person on November 9, 2000, plus (b) the total number of Shares issuable to such Person upon the exercise of Rollover Options owned by such Person immediately prior to the 2004 Closing.  The number of such Shares and Rollover Options owned by each Management Securityholder immediately prior to the 2004 Closing is as set forth on the 2004 Effective Date Award Summary approved by the compensation committee.

“Owned Service and Performance Shares” means, with respect to a Management Securityholder, the total number of Shares issued to a Management Securityholder upon the exercise of Service Options and Performance Options owned by such Person immediately prior to the 2004 Closing.  The number of such Service Options and Performance Options owned by each Management Securityholder immediately prior to the 2004 Closing is as set forth on the 2004 Effective Date Award Summary approved by the compensation committee.

“Permitted Transferee” means any Person with respect to which the Board of Directors shall have adopted a resolution (which shall have been approved by at least one director who is an employee of any of the MSCP Securityholders or Metalmark or any Affiliate thereof, or, if there are no such directors, a MSCP Designee if there is any such director) stating that the Board of Directors has no objection if a Sale of Securities is made to such Person.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an individual retirement account or any other entity or organization, including a government or any department or agency thereof.

“Public Offering” means an underwritten public offering of equity securities of the Company pursuant to an effective registration statement on a Form S-1, S-2 or S-3 (or comparable successor forms) under the 1933 Act.

“Realized Value” means, as of any date of determination and with respect to any Management Securityholder, the sum of (a) the aggregate gross proceeds realized upon all Sales of Securities that are Shares prior to such date of determination (including, without limitation, and for the avoidance of doubt, the gross proceeds delivered to the Company in connection with clause (a) of the definition of Cashless Exercise) and (b) the aggregate gross proceeds that would have been realized by such Management Securityholder upon a Sale for cash of any Shares surrendered pursuant to clause (b) of the definition of Cashless Exercise prior to such date of determination and (c) the product of (i) the aggregate number of Securities that are Shares with respect to which such Management Securityholder has granted a consensual Encumbrance prior to such date of determination and (ii) the 20-Day Average Price, as of such date of encumbrance.

“Registrable Shares” means, with respect to each Securityholder, (a) Shares held by such Securityholder that are outstanding at the 2004 Closing (other than Shares acquired in the 2004 IPO); (b) Shares issued to such Management Securityholder pursuant to the MEP; and (c) any Shares issued or issuable in respect of Shares referred to in clauses (a) or (b) above by way of a stock dividend or a stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company.  As to any particular Registrable Shares that have been issued, such securities shall cease to be Registrable Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend to the effect set forth in the first paragraph of the form of legend required by Section 3.2(a) restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the 1933 Act or any similar state law then in force or (iv) they shall have ceased to be outstanding.

“Registration Expenses” means all out-of-pocket expenses incident to the Company’s performance of or compliance with Article IV, including, without limitation, all registration and filing fees (including filing fees with respect to the National Association of Securities Dealers, Inc.), all fees and expenses of complying with state securities or “blue sky” laws (including reasonable fees and disbursements of underwriters’ counsel in connection with any “blue sky” memorandum or survey), all printing expenses, all listing fees, all registrars’ and transfer agents’ fees, all “road show” expenses of the Company and the underwriters, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, the reasonable fees and disbursements of one outside counsel retained by the holders of Registrable Shares being registered (which counsel shall be satisfactory to the holders of a majority of the shares of Registrable Shares being registered), but excluding underwriting discounts and commissions and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Shares being registered in all cases.

“Restricted Shares” means all Shares other than (a) Shares that have been registered under a registration statement pursuant to the 1933 Act, (b) Shares with respect to which a Sale has been made in reliance on and in accordance with Rule 144 or other applicable exemption from registration under the 1933 Act or (c) Shares with respect to which the holder thereof shall have delivered to the Company either (i) an opinion, in form and substance satisfactory to the Company, of counsel, who shall be satisfactory to the Company, or (ii) a “no action” letter from the Commission, to the effect that subsequent transfers of such Shares may be effected without registration under the 1933 Act.

“Rule 144” means Rule 144 (or any successor provision) under the 1933 Act.

“Sale” means (including with correlative meanings, the terms “Sell” or “Sold”) any sale, assignment, transfer, distribution (whether by a partnership to any of its partners or otherwise) or other disposition of Securities or of a participation therein (including entering into any derivative transaction with respect thereto).

“Second Anniversary” means the second anniversary of the 2004 Closing.

“Securities” means Shares, or options issued pursuant to the MEP, that, in either case, are held by a Securityholder at the 2004 Closing, and any Shares issued after the 2004 Closing pursuant to such options; provided, however, that Shares acquired by any Person in the 2004 IPO shall not be deemed to be Securities for purposes of this Agreement.

“Share” means any share of Common Stock.

“Securityholder” means each Person (other than the Company) holding Securities of the Company that is a party to this Agreement, so long as such Person shall beneficially own any Securities (whether or not any such Person owns any Securities on the date hereof) and shall not have disposed of any such Securities in contravention of any provision hereof or, to the extent applicable to such Securityholder, of the MEP.

“Third Anniversary” means the third anniversary of the 2004 Closing.

“Third Party” means, with respect to any Securityholder, any other Person, other than the Company and its subsidiaries or any Affiliate of such Securityholder.

“2002 Co-Investor Closing” means the purchase of securities of the Company by the Co-Investors on May 3, 2002.

“2002 Co-Investor Stock Purchase Agreement” means the Stock Purchase Agreement dated as of May 3, 2002, among the Company and the other parties signatory thereto relating to, and providing for, the 2002 Co-Investor Closing.

“2004 Closing” means the closing of the 2004 IPO.

“2004 IPO” means the initial public offering of Shares.

“Unrealized Value” means, as of any date of determination and with respect to any Management Securityholder, the sum of (a) the product of (i) the 20-Day Average Price, as of such date of determination, and (ii) the number of Securities that are Shares that such Management Securityholder owns and has not granted a consensual Encumbrance with respect to, as of such date of determination, and (b) the aggregate Option Value of all Securities that are Options that such Management Securityholder owns, as of such date of determination.

The following terms have the meanings assigned thereto in the MEP:  “Rollover Options”, “Service Options”, “Performance Options”, “Cause”, “Good Reason”, “Permanent Disability” and “Retirement”.

ARTICLE II
GOVERNANCE AND SECURITYHOLDER MATTERS

SECTION 2.1.  Board of Directors; Committees.  (a) (i) The Board of Directors shall initially consist of seven members, which may be increased, at the discretion of the Board of Directors, from time to time, to not more than nine members; provided, however, that, as required by applicable federal or state securities laws or the rules of any stock exchange on which the Shares are traded (“Applicable Governance Rules”), the Board of Directors shall, if necessary, be expanded to include such additional independent directors as may be required by such Applicable Governance Rules, with such independent directors to be selected by the Board of Directors.

(ii)           The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain audit, compensation and nominating/governance committees of the Board of Directors, as well as such other committees of the board of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees.  Each such committee shall be comprised of at least three members.

(iii)          The Company shall take all actions necessary to cause the board of directors of EnerSys Delaware and Capital to be comprised, at all times, solely of the same individuals as, from time to time, comprise the Board of Directors.

(b)           (i)  MSCP IV shall, from time to time, be entitled to designate a number of nominees (other than the CEO Designee) for election to the Board of Directors (such nominees designated by MSCP IV, the “MSCP Designees”), such that, if elected, such MSCP Designees and all other directors who are MSCP Designees will constitute a majority (or, at its election, any number less than a majority) of the members of the Board of Directors.

(ii)           A majority (or, at its election, any number less than a majority) of the members of the compensation and nominating/governance committees shall be directors designated by MSCP IV; provided, however, that such number of members as may be required by Applicable Governance Rules shall meet the independence requirements of such Rules.

(iii)          Each Securityholder holding Shares shall vote its Shares, and take or cause to be taken such other actions, as may be required from time to time to elect to the Board of Directors (A) the MSCP Designees, and (B) the CEO Designee.  Without limiting the generality of the foregoing, at each annual meeting of the stockholders of the Company, and at each special meeting of the stockholders of the Company called for the purpose of electing directors of the Company, and at any time at which the stockholders of the Company have the right to elect directors of the Company, in each such event, the Securityholders shall vote all Shares owned by them, or take such other actions as shall be necessary, to elect persons as directors of the Company in accordance with the preceding provisions of this Section 2.1(b).

(iv)          Each Securityholder shall take all action necessary to remove forthwith any director when such removal is requested for any reason, with or without cause, by the Securityholders or other Person designating the nominee for election as such director pursuant to Section 2.1(b).  In the case of the death, resignation or removal as herein provided of any director, each Securityholder shall vote all Shares held by it to elect another person designated by the applicable Securityholders or other Person designating the nominee for election as such director pursuant to Section 2.1(b).

(v)           Each Securityholder hereby agrees that it will not vote any of its Shares in favor of the removal of any director that shall have been designated by any other Securityholders or other Person, unless such removal shall be for cause or such other Securityholders or other Person shall have consented to such removal in writing.

(vi)          In the event that any Securityholder shall fail to vote the Shares held by it in accordance with Section 2.1(b), such Securityholder shall, upon such failure to so vote, be deemed immediately to have granted to the Person entitled to designate the nominee for election as the director for which such Securityholder shall have failed to vote for such person’s election or removal, a proxy to vote its Shares solely for the election of such nominee or the removal of such director, as the case may be.  Such Securityholder acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed.

(vii)         The Company shall take advantage of the exemptions provided by Section 303A of the New York Stock Exchange Listed Company Manual (the “Controlled Company Exemption”), unless and to the extent MSCP IV shall otherwise request.

(c)           In the event that Section 2.1(b) shall have terminated, and so long as the MSCP Securityholders, the MSGEM Securityholders and the Co-Investors shall own at least 15% of the outstanding Shares, MSCP IV shall be entitled to designate a number of nominees (rounded to the nearest whole number, but not less than one) for election to the Board of Directors, which when taken together with sitting directors who were designated by MSCP IV, is proportionate to the aggregate percentage of the outstanding Shares held by such MSCP Securityholders, MSGEM Securityholders and the Co-Investors at the time of election of such nominees.

(d)           The Company shall designate the Chief Executive Officer as a nominee for election to the Board of Directors (the “CEO Designee”).

(e)           The Company shall take, or cause to be taken, such actions as may be required from time to time, to elect, or cause the respective boards of directors of each of the Company, Capital and EnerSys Delaware to elect, the Chief Executive Officer as Chairman of the Board of each thereof; provided, however, that the Company shall not be required to do any thereof to the extent any thereof would, in the opinion of the Board (other than the CEO Designee and the MSCP Designees), based on advice of Independent Counsel who shall be selected by the Board (other than the CEO Designee and the MSCP Designees), be in violation of any Applicable Governance Rules, other laws or the fiduciary duties of the directors of any thereof.  Nothing in this Section 2.1(e) shall have any affect on the rights or obligations of the parties under the CEO Employment Agreement.

(f)            No Securityholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Shares held by such Securityholder, or enter into any stockholder agreement or arrangement of any kind with any Person with respect to the Shares held by such Person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement is with other stockholders of the Company that are not parties to this Agreement).

SECTION 2.2.  Observer Rights.  (a) MSCP IV may, at its election and upon written notice to the Company, appoint one nonvoting “observer”, who shall (i) be provided by the Company with all notices of meeting, consents, minutes and other written materials that are provided to the Board of Directors of the Company at the same time as such materials are provided to such Board of Directors and (ii) be entitled to attend all meetings of such Board of Directors.  The Company shall reimburse MSCP IV (and any subadvisor thereof, including Metalmark) for all travel and lodging expenses in connection with attending any Board of Directors meeting of the Company on the same terms, and subject to the same policies, as shall apply to other directors of the Company.  Anything herein to the contrary notwithstanding, neither the Company nor any of its subsidiaries shall be required to disclose any information to

MSCP IV, any subadvisor of MSCP IV, or any “observer” appointed pursuant to this Section 2.2(a), or permit any such “observer” to attend any board of directors meeting pursuant to this Section 2.2(a), if, in the reasonable judgment of the Board of Directors, such disclosure or attendance would be inconsistent with the obligations of the Company or any subsidiary thereof under any applicable laws or regulations.

(b)           First Plaza Group Trust and GM Capital Partners I, L.P. may appoint and the MSGEM Securityholders may appoint, at their election and upon written notice to the Company, one nonvoting “observer”, who shall (i) be provided by the Company with all notices of meeting, consents, minutes and other written materials that are provided to the Board of Directors of the Company at the same time as such materials are provided to such Board of Directors and (ii) be entitled to attend all meetings of such Board of Directors.  The Company shall reimburse each such Co-Investor and the MSGEM Securityholders for all travel and lodging expenses in connection with attending any Board of Directors meeting of the Company on the same terms, and subject to the same policies, as shall apply to other directors of the Company.  Anything herein to the contrary notwithstanding, neither the Company nor any of its subsidiaries shall be required to disclose any information to any Co-Investor or MSGEM Securityholder or any “observer” appointed pursuant to this Section 2.3(b), or permit any such “observer” to attend any board of directors meeting pursuant to this Section 2.3(b), if, in the reasonable judgment of the Board of Directors, such disclosure or attendance would be inconsistent with the obligations of the Company or any subsidiary thereof under any antitrust or other laws or regulations regulating competition or the conduct of business.

(c)           Unless the Company shall otherwise consent thereto in writing, each Securityholder entitled to appoint an “observer” agrees that it will, and will cause its “observer” to, keep all the Observer Material confidential; provided, however, that nothing in this Section 2.2(b) shall limit the ability of such Securityholder (or “observer”) to disclose any of such Observer Material (i) to its limited partners or members to the extent required by its limited partnership or operating agreement, (ii) to its employees, agents, advisors or representatives who need to know such information with respect to any matters relating hereto, (iii) to the extent required to permit such Securityholder (or “observer”) to comply with any regulatory requirements of any governmental authority or (iv) as may be required in connection with the prosecution or defense by such Securityholder (or “observer”) of any claim, demand, action, suit or proceeding with respect to the Company or any matters related hereto.  If any such Securityholder proposes to disclose any Observer Material (other than periodic summary financial information about the Company) to any third party as contemplated by the proviso to the next preceding sentence, it shall give the Company at least five Business Days (or, if not legally possible, the maximum lesser amount of notice legally possible) prior written notice thereof specifying in reasonable detail the Observer Material to be disclosed, the identity of the parties to receive such Observer Material and the reasons for such disclosure.  For purposes of this Agreement, “Observer Material” means all documents and information concerning the Company and its subsidiaries and their respective affairs provided to such Securityholder or any “observer” appointed by such Securityholder pursuant to this Section 2.2 in connection with any board of directors or committee meeting or consent in lieu thereof, or any information otherwise acquired by such Securityholder or such “observer” in connection therewith; provided, however, that the term “Observer Material” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by such Securityholder, or such

“observer”, (ii) was within the possession of such Securityholder, or such “observer”, prior to its being furnished to such Securityholder, or such “observer”, by or on behalf of the Company pursuant hereto, provided that the source of such information was not known by such Securityholder, or such “observer”, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or (iii) becomes available to such Securityholder, or such “observer”, on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not known to such Securityholder, or such “observer”, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information.

SECTION 2.3.  Rule 144.  So long as the Company is subject to the requirements of Section 13 or 15(d) of the 1934 Act, the Company will file any reports required to be filed by it under the 1934 Act in accordance with the requirements of the 1934 Act, and it will take such further action as any Securityholder may reasonably request, so as to enable such Securityholder, to the extent permitted by this Agreement, to sell Registrable Shares without registration under the 1933 Act, within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any such Securityholder, the Company will deliver to such Securityholder a written statement as to whether it has complied with such requirements.

ARTICLE III
RESTRICTIONS ON TRANSFER

SECTION 3.1.  General Restriction.  Each Securityholder agrees that it will not, directly or indirectly, offer, sell, assign, transfer, grant or sell a participation in, create any Encumbrance on or otherwise dispose of any Securities (or solicit any offers to buy or otherwise acquire, or take a pledge of, any Securities), in any manner that would conflict with or violate the 1933 Act, this Agreement or, to the extent applicable to such Securityholder, the MEP.

SECTION 3.2.  Legends.  (a) To the extent required by, or advisable to comply with, the 1933 Act or other applicable law, the Company shall affix to each certificate evidencing outstanding Securities that are Shares that is issued to any Securityholder a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE 2004 SECURITYHOLDER AGREEMENT DATED AS OF JULY 26, 2004, A COPY OF

WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.  NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.”

(b)           In the event that any Securities that are Shares shall cease to be Restricted Shares, the Company shall, upon the written request of the holder thereof, promptly issue to such holder a new certificate evidencing such Securities without the first paragraph of the legend required by Section 3.2(a) endorsed thereon.  In the event that any Securities that are Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, promptly issue to such holder a new certificate evidencing such Securities without the second paragraph of the legend required by Section 3.2(a).

SECTION 3.3.  Certain Restrictions on Transfer by Management Securityholders.  (a) Each Management Securityholder agrees that such Person will not, directly or indirectly, make any Sale or create, incur or assume any consensual Encumbrance with respect to any Securities held by such Person, other than (i) any transfer of Shares to a person from a Securityholder by will or the laws of descent and distribution, (ii) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.5, (iii) any Sale of Shares pursuant to a Public Offering in accordance with Article IV, (iv) any Sale of Shares to or consensual Encumbrance of Shares in favor of a Permitted Transferee, (v) any Sale or Encumbrance of Shares following the termination of such Person’s employment with the Company or any of its subsidiaries (A) as a result of such Person’s death, Permanent Disability or Retirement, (B) by the Company or such subsidiaries without Cause, or (C) by such Securityholder for Good Reason, (vi) any Sale or Encumbrance of Shares permitted by Section 3.3(b) or (d), and (vii) any Sale of Shares constituting a Cashless Exercise.  Notwithstanding the foregoing, except as otherwise expressly provided herein, all Sales and Encumbrances permitted by the foregoing clauses (i) through (vii) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.1, 3.2, 3.6 and 4.9.  All Sales and Encumbrances of Securities by Management Securityholders shall be subject to, and shall not be permitted otherwise than as expressly permitted by, this Section 3.3(a).

(b)           Each Management Securityholder may make any Sale of, or create, incur or assume any consensual Encumbrance with respect to, any Securities that are Shares owned by such Person as follows:

(i)            During the period from the First Anniversary to the Second Anniversary, each Management Securityholder (other than Raymond Kubis and Cheryl Diuguid) may make a Sale of, or grant a consensual Encumbrance with respect to, a number of such Securities that are Owned Equity and Rollover Shares equal to (A) 30.00% of the aggregate number of Owned Equity and Rollover Shares beneficially owned by such Management Securityholder at the 2004 Closing (other than any thereof that have expired or been forfeited as of any date of determination), minus (B) the aggregate number of Securities that are Shares that such Management Securityholder has made a Sale of, or granted a consensual Encumbrance with respect to, during the period from and including the 2004 Closing to and including any date of determination hereunder; provided, however, that no Management Securityholder, during the period from the First

Anniversary to the 18-month anniversary of the 2004 Closing, may make a Sale of, or grant a consensual Encumbrance with respect to, an aggregate number of Securities that are Owned Equity and Rollover Shares in excess of 10.00% of the aggregate number of Owned Equity and Rollover Shares beneficially owned by such Management Securityholder at the 2004 Closing (it being understood that in the event that, as of any date of determination and with respect to any Management Securityholder, the amount calculated pursuant to this first sentence of this Section 3.3(b)(i) is a negative number, then such Management Securityholder shall not be permitted to make a Sale of, or grant a consensual Encumbrance with respect to, any Shares pursuant to this Section 3.3(b)(i) on such date of determination).  During the period from the First Anniversary to the Second Anniversary, each of Raymond Kubis and Cheryl Diuguid may make a Sale of, or grant a consensual Encumbrance with respect to, a number of such Securities that are Owned Service and Performance Shares with a value equal to (A) 10.00% (or 3.33% in the event that such date of determination is prior to the 18-month anniversary of the 2004 Closing) of the aggregate Unrealized Value of such person’s Securities, as of such date of determination, minus (B) 90.00% (or 30.00% in the event that such date of determination is prior to the 18-month anniversary of the 2004 Closing) of the aggregate Realized Value of such person’s Securities, as of such date of determination (it being understood that in the event that, as of any date of determination, such net amount is a negative number, then such person shall not be permitted to make a Sale of, or grant a consensual Encumbrance with respect to, any Securities that are Shares pursuant to this Section 3.3(b)(i) on such date of determination).

(ii)           During the period from the Second Anniversary to the Third Anniversary, each Management Securityholder may make a Sale of, or grant a consensual Encumbrance with respect to, a number of such Securities that are Owned Equity and Rollover Shares and Owned Service and Performance Shares with a value equal to (A) 40% of the aggregate Unrealized Value of such Management Securityholder’s Securities, as of such date of determination, minus (B) 60% of the aggregate Realized Value of such Management Securityholder’s Securities, as of such date of determination (it being understood that in the event that, as of any date of determination such net amount is a negative number, then such Management Securityholder shall not be permitted to make a Sale of, or grant a consensual Encumbrance with respect to, any Securities that are Shares pursuant to this Section 3.3(b)(ii) on such date of determination).

(iii)          After the Third Anniversary, each Management Securityholder may make a Sale of, or grant a consensual Encumbrance with respect to, a number of such Securities that are Owned Equity and Rollover Shares and Owned Service and Performance Shares with a value equal to (A) 75% of the aggregate Unrealized Value of such Management Securityholder’s Securities, as of such date of determination, minus (B) 25% of the aggregate Realized Value of such Management Securityholder’s Securities, as of such date of determination (it being understood that in the event that, as of any date of determination, such net amount is a negative number, then such Management Securityholder shall not be permitted to make a Sale of, or grant a consensual Encumbrance with respect to, any Securities that are Shares pursuant to this Section 3.3(b)(iii) on such date of determination).

Amounts permitted to be Sold or Encumbered, as of any date of determination, by a Management Securityholder pursuant to Section 3.3(b) shall be reduced by the Unrealized Value of any Shares permitted to be sold or encumbered by such person pursuant to Section 3.3(d) or 3.5 (but not otherwise pursuant to Section 3.3(b)) as of such date of determination.

(c)           Anything in Section 3.3(a) to the contrary notwithstanding, no Management Securityholder may make any Sale of, or create, incur or assume any consensual Encumbrance with respect to, any Securities that are Shares permitted by Section 3.3(a)(iv) or (vi), (i) (other than Sales or Encumbrances pursuant to Section 3.3(d)(i) or Sales or Encumbrances of Owned Equity or Rollover Shares pursuant to Section 3.3(b)(iii)), if the simple average daily closing price of Shares on the principal securities exchange on which such Shares are traded for the 20-trading day period immediately preceding such proposed Sale or Encumbrance (the “20-Day Average Price”) is equal to or less than the per Share price to public in the 2004 IPO, or (ii) during the period commencing on the date that a MSCP Securityholder delivers to the Company a written notice of its intention to effect a registered offering of any of its Shares (an “Offering Notice”) pursuant to Section 4.1 or 4.2 and ending on the earlier of (A) the date upon which the offering of such Shares is consummated by such MSCP Securityholder and (B) six months following the date upon which such offering of Shares is Abandoned by such MSCP Securityholder or (iii) during the periods set forth in Section 4.3(d); provided, however, that nothing set forth in this Section 3.3(c) shall prohibit any Management Securityholder from participating in any such offering of registered Shares in accordance with Section 3.3(a) and Article IV.  All Sales of Shares permitted by Sections 3.3 shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.1, 3.2 and 3.6.

For purposes of Section 3.3(c), a proposed offering of Shares will be deemed to have been “Abandoned” by a MSCP Securityholder on the first to occur of (a) the date that such MSCP Securityholder provides to the Company a written notice of its decision not to proceed with any such proposed offering of Shares, which notice will be delivered by such MSCP Securityholder promptly following any such determination by it, and (b) three months following the delivery of the Offering Notice with respect to such proposed offering.

(d)           (i) In connection with any exercise initiated by the MSCP Securityholders of any registration rights with respect to any Registrable Shares owned by such Securityholders pursuant to Section 4.1 or 4.2, if (A) such MSCP Securityholders sell Registrable Shares in an offering pursuant to Section 4.1 or 4.2, (B) any Management Securityholder shall exercise his rights under Section 4.1 or 4.2 to seek to sell Registrable Shares held by such Management Securityholder in such offering, and (C) such Management Securityholder shall be limited in the number of Registrable Shares that may be sold in such offering by the application of Section 4.2(a)(iii) or 4.3(c), then, thereafter, nothing in this Section 3.3 shall limit the right of such Management Securityholder to sell any Unallocated Shares determined with respect to such offering, but not earlier than 30 days after such sale by the MSCP Securityholders.

(ii)           With respect to (A) any sale of Securities for cash by any MSCP Securityholder or MSGEM Securityholder to any Affiliate of any thereof or (B) any distribution in kind of Securities by any MSCP Securityholder or MSGEM Securityholder to any partner thereof, in either case pursuant to clause (ii) of the second sentence of Section 3.5(a)(vi), nothing in this Section 3.3 shall limit the right of any Management Securityholder to sell a Pro Rata Amount of

Securities that are Shares determined with respect to such sale or distribution in kind, but not earlier than 30 days after such sale or distribution by the MSCP Securityholders or MSGEM Securityholders.

(iii)          For purposes of this Agreement:

(A)          “Unallocated Shares” means, with respect to a Management Securityholder and an offering pursuant to Section 4.1 and 4.2, a number of Registrable Shares equal to the difference between (1) the lesser of (y) the Pro Rata Amount of Registrable Shares owned (or issuable upon a Cashless Exercise (pursuant to clause (a) of the definition thereof) of Options owned based on a Share price equal to the per Share price at which the MSCP Securityholders sold Shares in such offering) by such Management Securityholder at the 2004 Closing and (z) the number of Registrable Shares such Management Securityholder requested to include, and had a bona fide intent to sell, in such offering pursuant to Section 4.1 or 4.2 and (2) the number of Registrable Shares actually sold by such Management Securityholder in such offering, and

(B)           “Pro Rata Amount” means a number equal to (1) with respect to Section 3.3(d)(i), the product of (y) the total number of Shares owned (or issuable upon a Cashless Exercise (pursuant to clause (a) of the definition thereof) of Options owned (other than any Options that have expired or been forfeited as of any date of determination) based on a Share price equal to the per Share price at which the MSCP Securityholders sold Shares in such offering) by such Management Securityholder at the 2004 Closing, times (z) a fraction, the numerator of which shall be the total number of Registrable Shares sold by the MSCP Securityholders and the MSGEM Securityholders in such offering, and the denominator of which shall be the total number of Shares owned by the MSCP Securityholders and the MSGEM Securityholders at the 2004 Closing, and (2) with respect to Section 3.3(d)(ii), the product of (y) the total number of Shares owned (or issuable upon a Cashless Exercise (pursuant to clause (a) of the definition thereof) of Options owned (other than any Options that have expired or been forfeited as of any date of determination) based on a Share price equal to the per Share price at which the MSCP Securityholders or MSGEM Securityholders sold Shares in such sale or the fair market value thereof in such distribution in kind, as the case may be) by such Management Securityholder at the 2004 Closing, times (z) a fraction, the numerator of which shall be the total number of Shares sold or distributed in kind, as the case may be, by the MSCP Securityholders and the MSGEM Securityholders, and the denominator of which shall be the total number of Shares owned by the MSCP Securityholders and the MSGEM Securityholders at the 2004 Closing.

SECTION 3.4.  Certain Restrictions on Other Securityholders.  (a) Each Co-Investor agrees that it will not, and will not permit any controlled Affiliate of such Co-Investor to, directly or indirectly, make any Sale to any Person (other than a controlled Affiliate or successor trust of such Co-Investor), or create, incur or assume any consensual Encumbrance in favor of any Person (other than a controlled Affiliate of such Co-Investor), with respect to any Securities owned by such Co-Investor, other than (i) any Sale pursuant to a Public Offering that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.5 or Article IV, (ii) any sale, or any distribution in kind to the general and limited partners or members of such Co-Investor (in accordance with the distribution priorities set forth in such Co-Investor’s limited partnership or operating agreement), if after such sale, or distribution in kind, is consummated the number of Shares beneficially owned by such Co-Investor would be at least such Co-Investor’s Minimum Amount (provided that such Co-Investor may not make any such sale until the earlier of (A) the second Business Day after the distribution in kind by the MSCP Securityholders permitting such Co-Investor to make such sale and (B) the receipt of notice by such Co-Investor from MSCP IV, given in good faith, that limited partners of the MSCP Securityholders (other than Affiliates of MSCP IV) are then legally able to freely sell the Securities so distributed), or (iii) any Sale to or consensual Encumbrance in favor of a Permitted Transferee.  Notwithstanding the foregoing, except as otherwise expressly provided herein, all transactions permitted by the foregoing clauses (i) through (iii) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.1, 3.2, 3.6 and applicable law.  Each Co-Investor shall give the Company prompt written notice of any transactions in the Securities in reliance upon any of the foregoing clauses (i) through (iii). For purposes of this Section 3.4(a), “Minimum Amount” means, as of any date of determination, a number equal to the product of (i) the total number of Shares beneficially owned by such Co-Investor immediately following the 2002 Co-Investor Closing (adjusted to give effect to any applicable anti-dilution adjustments), times (ii) a fraction, the numerator of which shall be the total number of Shares beneficially owned by the MSCP Securityholders (assuming conversion of all the Series A Convertible Preferred Stock of the Company outstanding) immediately following the 2002 Co-Investor Closing, less the total number of Shares theretofore distributed in kind to the general and limited partners of the MSCP Securityholders by the MSCP Securityholders, and the denominator of which shall be the total number of Shares beneficially owned by the MSCP Securityholders (assuming conversion of all the Series A Convertible Preferred Stock of the Company outstanding) immediately following the 2002 Co-Investor Closing (adjusted in the case of both the numerator and the denominator for any stock splits, stock dividends or similar transactions).

(b)           Each MSGEM Securityholder agrees that it will not, and will not permit any controlled Affiliate of such MSGEM Securityholder to, directly or indirectly, make any Sale to any Person (other than a controlled Affiliate of such MSGEM Securityholder), or create, incur or assume any consensual Encumbrance in favor of any Person (other than a controlled Affiliate of such MSGEM Securityholder), with respect to any Securities owned by such MSGEM Securityholder, other than (i) any Sale that is made in compliance with the procedures, and subject to the limitations, set forth in Section 3.5 or Article IV, or (ii) any Sale to or consensual Encumbrance in favor of a Permitted Transferee.  Notwithstanding the foregoing, except as otherwise expressly provided herein, all transactions permitted by the foregoing clauses (i) through (ii) shall be subject to, and shall not be made other than in compliance with, the provisions of Sections 3.1, 3.2, 3.6 and applicable law.  Each MSGEM Securityholder shall give the Company prompt written notice of any transactions in the Securities in reliance upon any of the foregoing clauses (i) through (ii).

SECTION 3.5.  Right to Participate in Certain Dispositions.  (a) (i) So long as the MSCP Securityholders and the MSGEM Securityholders shall own, in the aggregate, at least 15% of the

Shares outstanding, no MSCP Securityholder or MSGEM Securityholder shall in any transaction or series of related transactions, directly or indirectly, sell or otherwise dispose of for value (including in connection with a share for share exchange) any Shares held by it to any Third Party or Parties, unless the terms and conditions of such sale or other disposition shall include an offer to include, at the option of each of the other Securityholders (for purposes of this Section 3.5, the “Other Securityholders”), in such sale or other disposition to the Third Party or Third Parties, the Pro Rata Portion of each such Other Securityholder’s Shares.

(ii)           If, so long as the MSCP Securityholders and the MSGEM Securityholders shall own, in the aggregate, at least 15% of the Shares outstanding, any MSCP Securityholder or MSGEM Securityholder receives from a Third Party or Parties a bona fide offer or offers to purchase or otherwise acquire (for purposes of this Section 3.5, an “Offer”) any Shares held by such MSCP Securityholder or MSGEM Securityholder (for purposes of this Section 3.5, the “Offered Shares”), and such MSCP Securityholder or MSGEM Securityholder intends to pursue a sale of such Shares to such Third Party or Parties, such MSCP Securityholder or MSGEM Securityholder (for purposes of this Section 3.5, the “Prospective Sellers”) shall provide written notice (for purposes of this Section 3.5, the “Offer Notice”) of such Offer to each of the Other Securityholders not later than the twentieth Business Day prior to the consummation of the sale or other disposition contemplated by the Offer.  The Offer Notice shall identify the Offered Shares, the price offered for such Offered Shares, all other material terms and conditions of the Offer and, in the case of an Offer in which the consideration payable for Shares consists in whole or in part of consideration other than cash, such information relating to such other consideration as the Company may reasonably determine.  The Other Securityholders shall have the right and option, for a period of 20 Business Days after the date the Offer Notice is given to such Other Securityholders (for purposes of this Section 3.5, the “Notice Period”), to notify the Prospective Sellers of such Other Securityholder’s interest in selling or otherwise disposing of up to the Pro Rata Portion of such Other Securityholder’s Shares pursuant to the Offer.  Each Other Securityholder desiring to exercise such option shall, prior to the expiration of the Notice Period, provide the Prospective Sellers with a written notice specifying the number of Shares as to which such Other Securityholder has an interest in selling or otherwise disposing of pursuant to the Offer (for purposes of this Section 3.5, a “Notice of Interest”), and shall deliver to the Prospective Sellers (A) the certificate or certificates evidencing the Shares to be sold or otherwise disposed of pursuant to such Offer by such Other Securityholder duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to the Prospective Sellers executed by such Other Securityholder, (B) an instrument of assignment reasonably satisfactory to the Prospective Sellers assigning, as of the consummation of the sale or other disposition to the Third Party or Parties, all such Other Securityholder’s rights hereunder with respect to the Shares to be sold or otherwise disposed of, and (C) a special irrevocable power-of-attorney authorizing the Prospective Sellers to sell or otherwise dispose of such Shares pursuant to the terms of the Offer and to take all such actions as shall be necessary or appropriate in order to consummate such sale or other disposition.  Delivery of such certificate or certificates evidencing the Shares to be sold, the instrument of assignment and the special irrevocable power-of-attorney authorizing the Prospective Sellers to sell or otherwise dispose of such Shares shall constitute an irrevocable election by such Other Securityholder to authorize and permit the Prospective Sellers to sell such Shares pursuant to the Offer.

(iii)          Promptly after the consummation of the sale or other disposition of the Shares of the Prospective Sellers and the Other Securityholders to the Third Party or Parties pursuant to the Offer, the Prospective Sellers shall remit to each of the Other Securityholders the total sales price of the Shares of such Other Securityholders sold or otherwise disposed of pursuant thereto.

(iv)          If at the end of the Notice Period any Other Securityholder shall not have given a Notice of Interest (and delivered all other required documents) with respect to some or all of the Pro Rata Portion of such Other Securityholder’s Shares, such Other Securityholder will be deemed to have waived all its rights under this Section 3.5 with respect to the sale or other disposition pursuant to the Offer of the portion of the Pro Rata Portion of such Other Securityholder’s Shares with respect to which a Notice of Interest shall not have been given.  If, at the end of the 120-day period following the giving of the Offer Notice, the Prospective Sellers have not completed the sale of all the Offered Shares and the Shares with respect to which Other Securityholders shall have given Notices of Interest pursuant to this Section 3.5, the Prospective Sellers shall return to such Other Securityholders all certificates evidencing the unsold Shares that such Other Securityholders delivered for sale or other disposition pursuant to this Section 3.5 and such Other Securityholders’ related instruments of assignment and powers-of-attorney.

(v)           Except as expressly provided in this Section 3.5, the Prospective Sellers shall have no obligation to any Other Securityholder with respect to the sale or other disposition of any of such Other Securityholder’s Shares in connection with this Section 3.5.  Anything herein to the contrary notwithstanding and irrespective of whether any Notice of Interest shall have been given, the Prospective Sellers shall have no obligation to any Other Securityholder to sell or otherwise dispose of any Offered Shares pursuant to this Section 3.5 or as a result of any decision by the Prospective Sellers not to accept or consummate any Offer or sale or other disposition with respect to the Offered Shares (it being understood that any and all such decisions shall be made by the Prospective Sellers in their sole discretion).  No Other Securityholder shall be entitled to sell or otherwise dispose of Shares directly to any Third Party or Parties pursuant to an Offer (it being understood that all such sales and other dispositions shall be made only on the terms and pursuant to the procedures set forth in this Section 3.5).

(vi)          For purposes of this Section 3.5, “Pro Rata Portion” means, with respect to each Other Securityholder, a number equal to the product of (a) the total number of Shares owned by such Other Securityholder (or issuable upon a Cashless Exercise (pursuant to clause (a) of the definition thereof) of Options owned based on a Share price equal to the per Share price at which the Prospective Sellers propose to sell Offered Shares) at the 2004 Closing, times (b) a fraction, the numerator of which shall be the total number of Shares proposed to be sold by the Prospective Sellers, and the denominator of which shall be the total number of Shares outstanding and owned by the Prospective Sellers at the 2004 Closing.  Anything in this Section 3.5 to the contrary notwithstanding, the provisions of this Section 3.5 will not be applicable to any Sale of Shares (i) pursuant to and in accordance with Article IV, (ii) between MSCP Securityholders or MSGEM Securityholders or to any of their employees, partners or Affiliates, or (iii) to up to 10 Persons (and their Affiliates) in one or more transactions involving the Sale of up to an aggregate of 5% of the outstanding Shares; provided, however, that the exception set forth in this clause (iii) shall not apply to, or limit, the rights of the Co-Investors under Section 3.5.  Nothing in this Section 3.5 shall affect any of the obligations of any of the Securityholders under any other provision of this Agreement.

SECTION 3.6.  Improper Transfer.  Any attempt to sell, assign, transfer, grant or sell a participation in, pledge or otherwise dispose of any Securities not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted sale, assignment, transfer, grant or sale of a participation, pledge or other disposition.

SECTION 3.7.  Required Management Securityholder Notices.  In connection with any Sale or Encumbrance of Securities proposed to be made by any Management Securityholder, such Management Securityholder shall give the compensation committee of the Board not less than five, nor more than 20, Business Days’ prior written notice of his or her intention to make any such Sale or create any such Encumbrance, specifying, in reasonable detail, the number of such Securities proposed to sold or encumbered, whether such Securities are Owned Equity, Rollover Options or Shares, Performance Options or Shares (and the applicable tranche) or Service Options or Shares, when such Securities were acquired by such person, and an explanation (and applicable calculations) supporting such person’s right to make such Sale or create such Encumbrance pursuant to the applicable provisions of Section 3.3.

ARTICLE IV
REGISTRATION RIGHTS

SECTION 4.1.  Registration Upon Request.  (a) Upon the written request of the holder or holders of Registrable Shares that are MSCP Securityholders or Co-Investors requesting that the Company effect the registration under the 1933 Act of all or part of the Registrable Shares held by such holder or holders and specifying the intended method or methods of disposition of such Registrable Shares (including pursuant to Rule 415 under the 1933 Act), the Company will promptly give written notice of such requested registration to all holders of Registrable Shares and thereupon will use its best efforts to effect the registration under the 1933 Act, as expeditiously as is reasonable, of:

(i)            the Registrable Shares that the Company has been so requested to register by such holder or holders, for disposition in accordance with the intended method or methods of disposition stated in such request; and

(ii)           all other Registrable Shares that the Company has been requested to register by the holders of Registrable Shares by written request delivered to the Company within 20 Business Days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition of such Registrable Shares), all to the extent requisite to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, however, that:

(A)          the Company shall not at any time be required to effect any registration pursuant to this Section 4.1 unless the requests from holders of Registrable Shares for such registration cover an aggregate number of Registrable Shares with an aggregate market value on the date of the initial request for such registration of at least (1) $50 million, in the case of a request involving a Public Offering, or (2) $15 million in the case of any other public offering;

(B)           the Company shall not be required to effect a registration pursuant to this Section 4.1, other than with a registration statement on Form S-3 or a similar short-form registration statement, within a period of 12 months after the effective date of any other registration statement relating to any registration request under this Section 4.1 or to any registration of which prior notice shall have been given to all holders of outstanding Registrable Shares pursuant to Section 4.2 that was not effected with a registration statement on Form S-3 or a similar short-form registration statement;

(C)           if the Company shall have previously effected a registration pursuant to this Section 4.1 or shall have previously effected a registration of which prior notice shall have been given to all holders of outstanding Registrable Shares pursuant to Section 4.2, the Company shall not be required to effect a registration pursuant to this Section 4.1 until a period of six months shall have elapsed from the effective date of the most recent such registration; and

(D)          with respect to any registration statement filed, or to be filed, pursuant to this Section 4.1, if the Board of Directors determines that, in its judgment, it would (because of the existence of plans or negotiations regarding any material acquisition involving, or the sale or recapitalization of, the Company or any of its subsidiaries or any material financing activity, or the existence of material non-public information about the Company, or the unavailability of any required financial statements, or any other event or condition of similar significance to the Company and its subsidiaries, taken as a whole) be significantly disadvantageous (a “Disadvantageous Condition”) to the Company and its Affiliates, taken as a whole, for such a registration statement to become effective, or to be maintained effective, the Company shall, notwithstanding any other provision of this Article IV, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect to each holder of Registrable Shares included or to be included in such registration statement, to cause such registration statement to be withdrawn and the effectiveness of such registration statement terminated, or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until, in the judgment of the Board of Directors, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the holders of Registrable Shares with respect to which any such registration statement has been filed, or was to have been filed), but in no event for longer than 180 days after the date of the Delay Notice.  Upon receipt of any notice of the existence of a Disadvantageous Condition, such holders of Registrable Shares selling securities pursuant to an effective registration statement will forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, each such holder of Registrable Shares will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus then covering such Registrable Shares current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Shares.  Notwithstanding the foregoing provisions of this subparagraph (D), no registration statement filed and subsequently withdrawn by reason of any existing or anticipated Disadvantageous Condition as hereinabove provided shall count as one of the six registration statements referred to in Section 4.1(b), or count against the limitation in Section 4.1(a)(ii)(B) or 4.1(a)(ii)(C).  The Company may not give a Delay Notice more than once in any period of 12 consecutive months.

(b)           Anything herein to the contrary notwithstanding, the Company shall not be obligated to file more than four registration statements pursuant to this Section 4.1 that are initiated by the MSCP Securityholders, and two registration statements pursuant to this Section 4.1 that is initiated by the Co-Investors; provided, however, no registration statement filed pursuant to this Article IV shall count as one of the registration statements referred to in this Section 4.1(b) unless sales of Registrable Shares registered thereunder shall have been consummated.

(c)           The Company shall pay all Registration Expenses in connection with each of the registrations of Registrable Shares effected by it pursuant to this Section 4.1.

(d)           In connection with any firm commitment underwriting pursuant to this Section 4.1, the Company will not register securities for sale for the account of any Persons other than the Company and holders of Registrable Shares.

(e)           In connection with any underwritten offering with respect to which holders of Registrable Shares shall have requested registration pursuant to this Section 4.1, the holders of a majority of the Registrable Shares participating in such offering shall have the right to select the managing underwriter with respect to such offering.

SECTION 4.2.  Incidental Registration.  (a) If the Company proposes to register (other than pursuant to Section 4.1 or 4.10 or the 2004 IPO) any of its authorized but unissued Shares under the 1933 Act on a form and in a manner that would permit registration of Registrable Shares for sale to the public under the 1933 Act, it will each such time give prompt written notice to all holders of Registrable Shares of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting).  Upon the written request of any such holder of Registrable Shares delivered to the Company within 20 Business Days after such notice shall have been given to such holder (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the 1933 Act, as expeditiously as is reasonable, of all Registrable Shares that the Company has been so requested to register by the holders of Registrable Shares, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; provided, however, that:

(i)            if, at any time after giving such written notice of its intention to register any of such securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Shares that has requested to register Registrable Shares and thereupon the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 4.2(b)), without prejudice, however, to the rights of any one or more holders to request such registration be effected as a registration under Section 4.1 or 4.10;

(ii)           if (A) the registration so proposed by the Company involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering selected by the Company shall advise the Company that, in its judgment, the number of securities proposed to be included in such offering by the Company (for purposes of this Section 4.2(a), “Company Securities”) and the number of Registrable Shares held by all Securityholders proposed to be included in such offering by the holder or holders thereof should be limited due to market conditions, then the Company will promptly advise each such holder of Registrable Shares thereof and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

(i)            first, the Company Securities;

(ii)           second, the Registrable Shares requested to be included in such registration that are held by the MSCP Securityholders, the MSGEM Securityholders, the Co-Investors and the Management Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares owned by each such holder);

(iii)          third, any other Registrable Shares.

(iii)          if (A) the registration so proposed by the Company involves an underwritten offering of the securities so to be registered, to be distributed by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering selected by the Company shall advise the Company that, in its judgment, the number of Registrable Shares held by the Management Securityholders proposed to be included in such offering by the holder or holders thereof should be limited, then the Company will promptly advise each such holder of Registrable Shares thereof and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

(i)            first, the Company Securities;

(ii)           second, the Registrable Shares requested to be included in such registration that are held by the MSCP Securityholders, the MSGEM Securityholders and the Co-Investors (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(iii)          third, the Registrable Shares requested to be included in such registration that are held by the Management Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and

(iv)          fourth, any other Registrable Shares.

(iv)          the Company shall not be obligated to effect any registration of Registrable Shares under this Section 4.2 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan, including with a Form S-8 registration statement and any reoffering prospectus included therein.

No registration of Registrable Shares effected under this Section 4.2 shall relieve the Company of its obligation to effect registrations of Registrable Shares upon the request of one or more holders pursuant to Section 4.1 or 4.10.

(b)           The Company will pay all Registration Expenses in connection with each registration of Registrable Shares effected by it pursuant to this Section 4.2.

SECTION 4.3.  Registration Procedures.  (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Shares under the 1933 Act as provided in Section 4.1, 4.2 or 4.10, the Company will as expeditiously as is reasonable:

(i)            prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective as soon as practicable after filing;

(ii)           prepare and file with the Commission such amendments (including post- effective amendments) and supplements to such registration statement and the prospectus used in connection therewith (including, without limitation, to reflect any specific plan of distribution or method or methods of sale) as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Shares and other securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) the expiration of 20 Business Days (two years in the case of a registration pursuant to Rule 415 under the 1933 Act) from the date such registration statement first becomes effective, as may be determined by the holders of Registrable Shares covered by such registration statement by notice to the Company prior to the date such registration statement becomes effective, and use its best efforts to cause such amendments to become effective as soon as practicable after filing;

(iii)          furnish to each seller of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Shares;

(iv)          use its best efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller to consummate the disposition in such jurisdictions of its Registrable Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(v)           in connection with any underwritten offering of Registrable Shares, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Shares being sold in such underwritten offering) in order to expedite or facilitate the disposition of such Registrable Shares, and in such connection, (A) to the extent possible make such representations and warranties to the underwriters of such Registrable Shares with respect to the business of the Company and its subsidiaries, the registration statement, prospectus and documents incorporated by reference or deemed incorporated by reference, if any, with respect to such underwritten offering, in each case, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings and confirm the same if and when requested, (B) provide indemnities to the effect and to the extent provided in Section 4.5, (C) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the underwriters and their counsel) addressed to each underwriter of Registrable Shares, covering the matters customarily covered in opinions requested in similar underwritten offerings, (D) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each underwriter of Registrable Shares, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings, and (E) deliver such documents and certificates as may be reasonably requested by the underwriters, and which are customarily delivered in similar underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in an underwriting agreement;

(vi)          immediately notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law;

(vii)         otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act;

(viii)        use its best efforts to list such securities on each securities exchange on which shares of Common Stock are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Shares not later than the effective date of such registration statement; and

(ix)           issue to any underwriter to which any holder of Registrable Shares may sell such Registrable Shares in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Common Stock without the legends described in Section 3.2(a).

The Company may require each seller of Registrable Shares as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

(b)           Whenever a registration requested by one or more holders pursuant to Section 4.1 is for an underwritten offering, only shares constituting Registrable Shares that are to be distributed by the underwriters and such unissued securities of the Company as the Company may elect to include in such offering may be included in such registration.  If (i) the registration so requested by holders of Registrable Shares pursuant to Section 4.1 involves an underwritten offering of such securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Registrable Shares held by all Securityholders proposed to be included in such offering by the holder or holders thereof (for purposes of Section 4.3(b), “Company Securities”) and any other securities held by any Securityholder other than the MSCP Securityholders or the MSGEM Securityholders should be limited due to market conditions, then the Company will promptly advise each such holder of Registrable Shares thereof, and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

(i)            first, the Registrable Shares requested to be included in such registration that are held by the MSCP Securityholders, the MSGEM Securityholders, the Co-Investors and the Management Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares owned by each such holder);

(ii)           second, the Company Securities; and

(iii)          third, any other Registrable Shares.

(c)           Whenever a registration requested by one or more holders pursuant to Section 4.1 is for an underwritten offering, only shares constituting Registrable Shares that are to be distributed by the underwriters and such unissued securities of the Company as the Company may elect to include in such offering may be included in such registration.  If (i) the registration so requested by holders of Registrable Shares pursuant to Section 4.1 involves an underwritten offering of such securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such offering shall advise the Company that, in its judgment, the number of shares of Registrable Shares held by the Management Securityholders proposed to be included in such offering by the holder or holders thereof should be limited, then the Company will promptly advise each such holder of Registrable Shares thereof, and the number of Shares proposed to be included in such registration shall be included in the following order of priority:

(i)            first, the Registrable Shares requested to be included in such registration that are held by the MSCP Securityholders, the MSGEM Securityholders and the Co-Investors (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(ii)           second, the Registrable Shares requested to be included in such registration that are held by the Management Securityholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder);

(iii)          third, any securities proposed to be included in such offering by the Company; and

(iv)          fourth, any other Registrable Shares.

(d)           If any registration pursuant to Section 4.1 or 4.2 shall be in connection with an underwritten public offering, each holder of Registrable Shares agrees by acquisition of such Registrable Shares, if so required by the managing underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Registrable Shares (other than as part of such underwritten public offering) for a period to be determined by the relevant managing underwriter, which period shall begin not more than 7 days prior to the effective date of the registration statement with respect to such underwritten public offering and shall last not more than 120 days after the date of the first use of the final prospectus with respect to such proposed sale of Registrable Shares (which 120-day period shall be extended to 180 days at the request of the managing underwriter selected by the Company).

(e)           The Company agrees, if so required by the managing underwriters in connection with an underwritten offering of Registrable Shares pursuant to Section 4.1 or 4.2, not to effect any public sale or distribution of any of its equity securities or securities convertible into or exchangeable or exercisable for any of such equity securities during the 7 days prior to and the 120 days after the effective date of any registration statement with respect to such underwritten public offering, except as part of such underwritten offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

(f)            It is understood that in any underwritten offering of Registrable Shares in addition to the shares (the “initial shares”) the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the “option shares”) equal to up to 15% of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments.  Shares proposed to be sold by the Company and the holders shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, pursuant to Section 4.2(a)(ii) or 4.3(b), as the case may be.  The number of initial shares and option shares to be sold by requesting holders shall be allocated pro rata among all such holders on the basis of the relative number of Registrable Shares each such holder has requested to be included in such registration.

SECTION 4.4.  Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Shares under the 1933 Act, and any amendment, post-effective amendment, prospectus and supplement with respect thereto, the Company will give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation thereof, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

SECTION 4.5.  Indemnification.  (a) In the event of any registration of any equity securities of the Company under the 1933 Act, the Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 4.1, 4.2 or

4.10, the seller of any Registrable Shares covered by such registration statement, its directors and officers, general and limited partners and any subadvisor of any such general partner, including Metalmark (and directors and officers of any thereof and, if such seller is a portfolio or investment fund, its investment advisors) each other Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each such underwriter, and each other Person, if any, who controls such seller or any such underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which such seller or any such director, officer, partner or subadvisor or participating or controlling Person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller, and each such director, officer, partner or subadvisor, underwriter and controlling Person from time to time at such Person’s request for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such seller or underwriter, as the case may be.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner or subadvisor, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

(b)           The Company may require, as a condition to including any Registrable Shares in any registration statement filed pursuant to Section 4.1, 4.2 or 4.10, that the Company shall have received an undertaking satisfactory to it from (i) the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.5(a), except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of sale of such prospective seller’s Registrable Shares so to be sold) the Company, each such underwriter of such securities, each officer and director of each such underwriter and each other Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and (ii) each such underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.5(a)) the Company, each officer and director of the Company, each prospective seller, each officer and director of each prospective seller and each other Person, if any, who controls the Company or any such prospective seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c)           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim referred to in Section 4.5(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 4.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one counsel for all sellers of Registrable Shares, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

SECTION 4.6.  Contribution.  If the indemnification provided for in Section 4.5 is unavailable to the indemnified party or parties in respect of any losses, claims, damages or liabilities referred to therein, then each such indemnified party and the Company shall contribute to the amount of such losses, claims, damages or liabilities (a) as between the Company and the holders of Registrable Shares covered by a registration statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (b) as between the Company, on the one hand, and each holder of Registrable Shares covered by a registration statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such holder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company and such holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such holders bear to the total underwriting discounts and commissions received by the underwriters.  The relative fault of the Company and such holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such holders or by the underwriters.  The relative fault of the Company, on the one hand, and of each such holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the holders of Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 4.6 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the next preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the next preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 4.6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Shares shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such holder were offered to the public exceeds the amount of any damages that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each Securityholder’s obligation to contribute pursuant to this Section 4.6 is several in the proportion that the proceeds of the offering received by such Securityholder bears to the total proceeds of the offering received by all the Securityholders and not joint.

SECTION 4.7.  Holdback Agreement.  If the Company at any time shall register Registrable Shares under the 1933 Act (including any registration pursuant to Sections 4.1 or 4.2) for sale to the public, the Securityholders shall not sell publicly or privately, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Registrable Shares (other than those Registrable Shares included in such registration pursuant to Sections 4.1 or 4.2) without the prior written consent of the Company, for a period as shall be determined by the relevant managing underwriter, which period shall begin not more than 10 days prior to the initial filing of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the date of the first use of the final prospectus with respect to such proposed sale of Registrable Shares; provided, however, that the officers and directors of the Company who own capital stock of the Company and all other holders of 5% or more of the capital stock of the Company shall each be subject to similar restrictions.

If the Company shall at any time pursuant to Sections 4.1 or 4.2 register under the 1933 Act Registrable Shares for sale to the public pursuant to an underwritten offering, the Company shall not effect any public sale or distribution of securities similar to those being registered (excluding any registration statement on Form S-4 or S-8), or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriter, which period shall not extend for more than 90 days after the date of the first use of the final prospectus with respect to such proposed sale of Registrable Shares.

SECTION 4.8.  Nominees of Beneficial Owners.  In the event that any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Shares for purposes of any request or other action by any holder or holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Shares held by any holder or holders of Registrable Shares contemplated by this Agreement.  If the beneficial owner of any Registrable Shares so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Shares.

SECTION 4.9.  Certain Limitations on Management Securityholders.  Anything in this Article IV to the contrary notwithstanding, the number of Registrable Shares that any Management Securityholder may request to register or may sell in connection with any registration pursuant to Article IV (other than Section 4.10), as of any date of determination, may not result, as of such date of determination, in the cumulative number of Securities that are Shares sold (or permitted to be sold) by such Management Securityholder after the 2004 Closing and on or prior to such date of determination exceeding the Saleable Portion of the Securities that are Shares that are owned (or issuable upon a Cashless Exercise of any vested or unvested Options owned (other than any Options that have expired or been forfeited as of such date of determination)) by such Management Securityholder at the 2004 Closing.  For purposes of this Agreement, “Saleable Portion” means, with respect to a Management Securityholder, as of any date of determination, a number equal to the product of (a) the total number of Owned Equity and Rollover Shares and Owned Service and Performance Shares owned (assuming a Cashless Exercise pursuant to clause (a) of the definition thereof (and a share price equal to the 20-Day Average Price as of such date of determination) of all vested and unvested Options owned (other than any Options that have expired or been forfeited as of such date of determination)) by such Management Securityholder at the 2004 Closing, times (b) a fraction, the numerator of which shall be the total number of Registrable Shares sold (or proposed to be sold in such offering) by the MSCP Securityholders and the MSGEM Securityholders after the 2004 Closing and on or prior to such date of determination, and the denominator of which shall be the total number of Securities that are Shares owned by the MSCP Securityholders and the MSGEM Securityholders at the 2004 Closing.

SECTION 4.10.  Form S-8.  Upon the written request of the holder or holders of Registrable Shares who are Management Securityholders requesting that the Company effect the registration under the 1933 Act of all or part of the Registrable Shares held by such holder or holders and specifying the intended method or methods of disposition of such Registrable Shares, the Company will promptly use its best efforts to effect the registration on Form S-8 (or any comparable successor form) under the 1933 Act, as expeditiously as is reasonable, of the Registrable Shares that the Company has been so requested to register by such holder or holders, for disposition in accordance with the intended method or methods of disposition stated in such request subject to the requirements of the 1933 Act applicable thereto.  The Company shall pay all Registration Expenses in connection with each of the registrations of Registrable Shares effected by it pursuant to this Section 4.10.

ARTICLE V
MISCELLANEOUS

SECTION 5.1.  Termination.  This Agreement shall terminate on November 20, 2011; provided, however, that, notwithstanding the foregoing, (a) Section 2.1(b) shall terminate on the first day after the 2004 Closing that the Company shall no longer be entitled to take advantage of the Controlled Company Exemption as a result of the beneficial ownership of Securities by the MSCP Securityholders, the MSGEM Securityholders and the Co-Investors, (b) Sections 3.3, 3.4 and 3.5 shall terminate at such time as the MSCP Securityholders and the MSGEM Securityholders own less than 15% of the Shares outstanding, and (c) Section 2.2 shall terminate as to MSCP IV at such time as the MSCP Securityholders own less than 5% of the Shares outstanding, (d) Section 2.2 shall terminate as to each Co-Investor at such time as such Co-Investor owns less than 5% of the Shares outstanding, and (e) Section 2.2 shall terminate as to the MSGEM Securityholders at such time as the MSGEM Securityholders own less than 5% of the Shares outstanding.

SECTION 5.2.  Certain Representations.  Each of the parties hereto represents that this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.  Such representation shall survive the execution and delivery hereof, regardless of any investigation made by any party hereto or on such party’s behalf.

SECTION 5.3.  Certain Remedies.  Without intending to limit the remedies available to any of the parties hereto, each of the parties hereto agrees that damages at law will be an insufficient remedy in the event such party violates the terms hereof and each of the parties hereto further agrees that each of the other parties hereto may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of such party’s agreements set forth herein.

SECTION 5.4.  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company and (ii) the MSCP Securityholders.  None of the terms of this Agreement may be amended nor may the observance of any of such terms be waived (either generally or in a particular instance or either retroactively or prospectively) in either case in any manner adverse to any Co-Investor, MSGEM Securityholder, or Management Securityholder, without the prior written consent of each Person so affected; provided, however, that in the case of the Management Securityholders, the prior written consent, given in such Person’s sole discretion, of John D. Craig (or if Mr. Craig is no longer Chief Executive Officer, another Initial Management Securityholder) shall be conclusively deemed to constitute the consent of all Management Securityholders.  Each Securityholder shall be bound by any amendment or waiver authorized by this Section 5.4, whether or not such Securityholder shall have consented thereto.

SECTION 5.5.  Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to any MSCP Securityholder, to such MSCP Securityholder in care of Morgan Stanley Capital Partners, 1585 Broadway, New York, N.Y. 10036, Attention: Howard I. Hoffen and Eric T. Fry; if to any Management Securityholder or the Company, to him or it in care of EnerSys, Inc., P.O. Box 14145, 2366 Bernville Road, Reading, PA 19612, Attention: Chief Executive Officer, (with a copy, in the case of any notice to the Company, to the MSCP Securityholders); if to any MSGEM Securityholder, to such MSGEM Securityholder at the address set forth below its name at the foot hereof; or if to any Co-Investor, to such Co-Investor at the address set forth below its name at the foot hereof (or, in the case of any of the foregoing, to such other address as the Company or any such Securityholder shall have specified in writing to the party giving any such notice or sending any such communication).  All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

SECTION 5.6.  Benefit; Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No Securityholder may assign any of its rights hereunder to any Person; provided, however, that (a) the rights of the MSCP Securityholders hereunder may be assigned to Metalmark; and (b) the rights of any Co-Investor hereunder may be assigned to (i) any controlled Affiliate thereof or successor trust with respect thereto to whom such Co-Investor transfers any Securities held by such Co-Investor and (ii) any entity to which such Co-Investor transfers any Securities held by such Co-Investor formed to continue the business of such Co-Investor pursuant to a “spin-out” (or comparable transaction) of such Co-Investor from its controlling Affiliate, so long as the senior management of such transferee entity is substantially the same as the senior management of such Co-Investor before such “spin-out” (or comparable transaction).  Except as expressly provided in Sections 4.5 and 4.6, nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

SECTION 5.7.  Miscellaneous.  This Agreement sets forth the entire agreement and understanding among the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof.  Each agreement herein by or with any Management Securityholder hereunder shall be deemed to be solely an agreement between such Management Securityholder and the Company and not between such Management Securityholder and any other Securityholder.  Upon the written request of the Chief Executive Officer, the Company shall take, or cause to be taken, such actions as shall be necessary to enforce compliance by the MSCP Securityholders and the MSGEM Securityholders with the covenants herein of each thereof with the Company.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

ENERSYS

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner

By:	MSDW Capital Partners IV, Inc., as Member

By:
Name:
Title:

MSDW IV 892 INVESTORS, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner

By:	MSDW Capital Partners IV, Inc., as Member

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

By:	MSDW CAPITAL PARTNERS IV, LLC, as General Partner

By:	MSDW Capital Partners IV, Inc., as Member

By:
Name:
Title:

MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTMENT FUND, L.P.

By:	MORGAN STANLEY GLOBAL EMERGING MARKETS, INC., as General Partner

By:
Name:
Title:

MORGAN STANLEY GLOBAL EMERGING MARKETS PRIVATE INVESTORS, L.P.

By:	MORGAN STANLEY GLOBAL EMERGING MARKETS, INC., as General Partner

By:
Name:
Title:

METALMARK CAPITAL LLC

By:
Name:
Title:

J.P. MORGAN DIRECT CORPORATE FINANCE INSTITUTIONAL INVESTORS LLC

By:	JPMorgan Chase Bank, as investment advisor

By:
Name:
Title:

Address:

J.P. Morgan Direct Corporate Finance
Institutional Investors LLC
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention: Eduard Beit
Telephone: (212) 837-1867
Facsimile: (212) 837-1377

With copies to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Adam Kansler
Telephone: (212) 969-3689
Facsimile: (212) 969-2900

J.P. MORGAN DIRECT CORPORATE FINANCE PRIVATE INVESTORS LLC
By:	J.P. Morgan Investment Management Inc., as investment advisor

By:
Name:
Title:

Address:

J.P. Morgan Direct Corporate Finance
Private Investors LLC
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention: Eduard Beit
Telephone: (212) 837-1867
Facsimile: (212) 837-1377

With copies to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Adam Kansler
Telephone: (212) 969-3689
Facsimile: (212) 969-2900

522 FIFTH AVENUE FUND, L.P.

By:	J.P. Morgan Investment Management Inc., as investment advisor

By:
Name:
Title:

Address:

522 Fifth Avenue Fund, L.P.
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036
Attention: Eduard Beit
Telephone: (212) 837-1867
Facsimile: (212) 837-1377

With copies to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attention: Adam Kansler
Telephone: (212) 969-3689
Facsimile: (212) 969-2900

FIRST PLAZA GROUP TRUST

By:	JPMorgan Chase Bank, as Trustee for First Plaza Group Trust

By:
Name:
Title:

Address:

First Plaza Group Trust
c/o General Motors Asset Management
767 Fifth Avenue
New York, NY 10153
Attention: John Clark
Jeffrey Reals
Telephone: (212) 418-6100
Facsimile: (212) 418-3644

With copies to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: Michael Movsovich
Telephone: (212) 446-4888
Facsimile: (212) 446-4900

GM CAPITAL PARTNERS I, L.P.

By:	GM Partners I, LLC, with respect to its series, GM Capital Partners I

By:	General Motors Investment Management Corporation, as Managing Member of GM Partners I, LLC

By:
Name:
Title:

Address:

GM Capital Partners I, L.P.
c/o General Motors Asset Management
767 Fifth Avenue
New York, NY 10153
Attention: John Clark
Jeffrey Reals
Telephone: (212) 418-6100
Facsimile: (212) 418-3644

With copies to:

Kirkland & Ellis
Citigroup Center
153 East 53rd Street
New York, NY 10022
Attention: Michael Movsovich
Telephone: (212) 446-4888
Facsimile: (212) 446-4900

John D. Craig

Michael T. Philion

Charles K. McManus

Richard W. Zuidema

John A. Shea

Raymond Kubis

Cheryl Diuguid